Exhibit 99.1

Body Central Common Stock to Move to Over the Counter Market

JACKSONVILLE, Fla., July 9, 2014 (GLOBE NEWSWIRE) -- Body Central Corp. (Nasdaq:BODY), today announced that trading of the Company's common stock on the NASDAQ Stock Market ("NASDAQ") will be suspended prior to the opening of trading today. The Company anticipates that its common stock will be immediately eligible for quotation on the OTC Pink
Marketplace at the opening of trading today under the same symbol ("BODY"). The OTC Pink Marketplace is a market tier operated by OTC Markets Group Inc. for over-the-counter traded companies.
As previously disclosed, under the NASDAQ Marketplace Rules, the Company was required to obtain stockholder approval, prior to closing, for the issuance of $18 million private placement of subordinated secured convertible notes (the "Notes), which was consummated on June 27, 2014. However, in order to preserve the financial viability of the Company, it was necessary to consummate the Notes transaction before stockholder approval could be obtained. As a result, the Company determined to voluntarily delist from the NASDAQ Stock Market.
The transition to the OTC Pink Marketplace will not change the Company's obligation to file periodic and other reports with the
SEC under applicable federal securities laws, and Body Central's shareholders remain owners of the common stock.
About Body Central
Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of June 27, 2014, the Company operated 275 specialty apparel stores in 28 states under the Body Central and
Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at
www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company's stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company's exclusive Body Central® and Lipstick Lingerie® labels.
Safe Harbor Language
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes,"
"estimates," "targets," "anticipates," and similar expressions are used to identify these forward-looking statements. Forwardlooking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict.
Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) expectations regarding our ability to continue as a going concern; (2) our ability to generate sufficient cash flows to support operations; (3) our ability to identify and respond to changing fashion trends, customer preferences and other related factors; (4) the dislocation of customers that may occur as a result of strategic changes to marketing or merchandise selections; (5) our ability to successfully execute marketing initiatives to drive core customers into our stores and to our website;
(6) our ability to execute successfully our growth strategy; (7) changes in consumer spending and general economic conditions;
(8) changes in Federal and state tax policy on our customers; (9) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (10) our stores achieving sales and operating levels consistent with our expectations; (11) our ability to successfully execute our direct business segment initiatives (12) our dependence on a strong brand image; (13) the ability of our information technology systems to support our business; (14) our ability to successfully integrate new information technology systems to support our business; (15) our dependence upon key executive management or our inability to hire or retain additional personnel; (16) changes in payment terms, including reduced credit limits and/or requirements to provide advance payments to our vendors;(17) disruptions in our supply chain and distribution facility; (18) disruptions in our operations due to the transition to our new distribution center and corporate office;
(19) our reliance upon independent third-party transportation providers for all of our product shipments; (20) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (21) the seasonality of our business; (22) increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor and employment; (23) the impact of governmental laws and regulations and the outcomes of legal proceedings; (24) restrictions imposed by lease obligations on our current and future operations; (25) our maintaining effective internal controls; and (26) our ability to protect our trademarks or other intellectual property rights.

CONTACT: Richard L. Walters, Jr.
Executive Vice President, Chief Financial Officer
and Treasurer
904-207-6720
rwalters@bodyc.com